                     RPM INTERNATIONAL INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF COMPUTATIONS OF EARNINGS
                         PER SHARE AND SHARE EQUIVALENTS
                                   (UNAUDITED)

                                                                    EXHIBIT 11.1

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          NINE MONTHS ENDED             THREE MONTHS ENDED
                                                             FEBRUARY 28,                   FEBRUARY 28,
                                                     ---------------------------      ---------------------
                                                         2003            2002           2003         2002
                                                     -----------      ----------      ---------    --------
SHARES OUTSTANDING
     FOR COMPUTATION OF BASIC EARNINGS PER
        SHARE OF COMMON STOCK

            WEIGHTED AVERAGE SHARES                      115,193         102,346        115,583     102,508
                                                     -----------      ----------      ---------    --------

            TOTAL SHARES FOR BASIC EARNINGS
                  PER SHARE                               115,193         102,346        115,583     102,508

     FOR COMPUTATION OF DILUTED EARNINGS
        PER SHARE OF COMMON STOCK

            NET ISSUABLE COMMON SHARE EQUIVALENTS            829             511            538       1,212
                                                     -----------      ----------      ---------    --------

            TOTAL SHARES FOR DILUTED EARNINGS
                  PER SHARE                              116,022         102,857        116,121     103,720
                                                     ===========      ==========      =========    ========

NET INCOME
     NET INCOME APPLICABLE TO SHARES OF COMMON
         STOCK FOR BASIC EARNINGS PER SHARE          $    78,696      $   64,333      $   4,883    $  3,274
                                                     -----------      ----------      ---------    --------

     NET INCOME APPLICABLE TO SHARES OF COMMON
         STOCK FOR DILUTED EARNINGS PER SHARE        $    78,696      $   64,333      $   4,883    $  3,274
                                                     ===========      ==========      =========    ========

     BASIC EARNINGS PER SHARE                        $      0.68      $     0.63      $    0.04    $   0.03
                                                     ===========      ==========      =========    ========

     DILUTED EARNINGS PER SHARE                      $      0.68      $     0.63      $    0.04    $   0.03
                                                     ===========      ==========      =========    ========

THE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS ARE AN INTEGRAL PART OF THESE STATEMENTS.